  As filed with the Securities and Exchange Commission on September 29, 1999

                                                     Registration No. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                            Waste Management, Inc.
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                              73-1309529
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                        1001 Fannin Street, Suite 4000
                             Houston, Texas 77002
                                (713) 512-6200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           Bryan J. Blankfield, Esq.
                  Vice President & Assistant General Counsel
                        1001 Fannin Street, Suite 4000
                             Houston, Texas 77002
                                (713) 512-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ----------------

   Approximate Date of Commencement of Proposed Sale to Public: As soon as possible after this registration statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                               Proposed         Proposed
                                 Amount        maximum           maximum        Amount of
  Title of each class of         to be      offering price      aggregate      registration
securities to be registered    registered   per unit(/1/)  offering price(/1/)   fee(/1/)
- -------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share              170,000 shares    $40.1098       $6,818,666.00     $1,896.00
- -------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(j) under the Securities Act.

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not make the rescission offer until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
     SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED SEPTEMBER 29, 1999

PROSPECTUS

                             WASTE MANAGEMENT, INC.

                                 170,000 Shares
                        of Common Stock, $.01 Par Value

                                RESCISSION OFFER

                          EMPLOYEE STOCK PURCHASE PLAN

                                  -----------

  We are offering to rescind the sales of our common stock in the United States in the purchase period that ended June 30, 1999 under the Waste Management, Inc. Employee Stock Purchase Plan.

  If you still hold shares of our stock that you purchased on June 30, 1999, we are offering to buy back those shares for $40.1098, which is the same price you paid for them, plus interest. Alternatively, if you have already sold the shares you bought under the plan on June 30, 1999, we are offering to pay you the difference between the amount you received when you sold those shares and the amount you paid when you bought them, plus interest.

  We estimate that approximately 5,072 participants in our Employee Stock Purchase Plan in the United States bought approximately 170,000 shares under the plan on June 30, 1999 at $40.1098 per share. You are not required to accept our recission offer.

  Our stock is listed on The New York Stock Exchange under the symbol "WMI." On September 27, 1999 our stock price was $19.125.

                This Rescission Offer Will Expire at 11:59 P.M.,
                      Houston, Texas Time, on      , 1999.

                                  -----------

 NEITHER THE  SECURITIES  AND  EXCHANGE COMMISSION  NOR  ANY  STATE SECURITIES
  COMMISSION HAS APPROVED  OR DISAPPROVED OF THESE  SECURITIES OR PASSED UPON
   THE ADEQUACY  OR ACCURACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE
    CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
      Where to Find More Information.......................................   2
      Our Company..........................................................   4
      The Rescission Offer.................................................   4
      Experts..............................................................   7

                         WHERE TO FIND MORE INFORMATION

   We have filed with the SEC a registration statement on Form S-3 with respect to our offer. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us, our common stock and our offer. Statements we make in this prospectus about certain documents are not necessarily complete. For additional information, please see the copies of the documents that are filed as exhibits to the registration statement. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document we file at:

  . the public reference facilities maintained by the SEC at 450 Fifth
    Street, N.W., Washington, D.C. 20549, and

  . the regional offices of the SEC located at:

    . 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and

    . World Trade Center, Suite 1300, New York, New York 10048.

   Please call the SEC at 1-800-SEC-0330 for more information about the public reference facilities.

   You can also inspect material filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which shares of our common stock are listed.

   We are incorporating by reference in this prospectus some information we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. Specifically, we incorporate by reference the documents set forth below that we have previously filed with the
SEC:

                 SEC Filings                                Period/Date
                 -----------                                -----------

   . Annual Report on Form 10-K              Year ended December 31, 1998

   . Quarterly Reports on Form 10-Q          Quarter Ended March 31, 1999 (certain
                                             items in financial statements were
                                             revised in June 30, 1999 Form 10-Q) and
                                             Quarter Ended June 30, 1999

   . Current Report on Form 8-K              Filed September 16, 1999

   . Proxy Statement on Schedule 14A         Filed on April 5, 1999

   . Description of the common stock         Form 8-A filed on July 1, 1993; Form 8-B
     contained in the Registration           filed on July 13, 1995
     Statement on Form 8-A and amended by
     Form 8-B

   We also incorporate by reference the information contained in any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the rescission offer terminates, which information will be deemed to automatically update and supersede this information.

   We will provide you a copy of any or all of the information that has been incorporated by reference in this Prospectus, but not delivered with the Prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Waste Management, Inc.
                         1001 Fannin Street, Suite 4000
                              Houston, Texas 77002
                                 (713) 512-6200
                           Attn: Corporate Secretary

                                  OUR COMPANY

   We are a global leader in providing integrated waste management services.

   In North America, where we have our principal operations, we provide solid waste collection, transfer, recycling, resource recovery and disposal services. We also are a leading operator and owner of waste-to-energy and waste-fuel powered independent power facilities in the United States. We conduct other operations in North America, including landfill disposal of hazardous wastes, additional hazardous waste management services and low-level and other radioactive waste services.

   Outside of North America, we operate in Europe, the Pacific Rim, South America and other select international markets, where we provide collection and transportation services for solid, hazardous and medical wastes and collection, treatment and disposal services for recyclable materials. We also operate solid and hazardous waste landfills, municipal and hazardous waste incinerators, waste and wastewater treatment facilities and hazardous waste treatment facilities, as well as construct waste treatment or disposal facilities for third parties.

   Our diversified customer base includes commercial, industrial, municipal and residential customers, other waste management companies, governmental entities and independent power markets.

   On July 16, 1998, we changed our name to "Waste Management, Inc.," from "USA Waste Services, Inc." On that date, we acquired all of the shares of Waste Management Holdings, Inc., which at the time was the largest publicly traded waste management services company in North America and which operated under the "Waste Management" name.

   Our executive offices are located at 1001 Fannin Street, Suite 4000, Houston, Texas 77002, and our telephone number is (713) 512-6200.

                              THE RESCISSION OFFER

Background for the Rescission Offer

   The purpose of our Employee Stock Purchase Plan is to provide an opportunity for our non-union full-time employees to invest in our company by buying our common stock at a price that is below its market value. The plan allows eligible employees to buy stock by having a percentage of their after-tax pay deducted and set aside to purchase our common stock at specific times of the year.

   Full-time employees who begin work for us at least 30 days before either January 1 or July 1 each year can elect to participate in the plan. The employees who choose to participate in the plan choose a percentage (up to 10%) of their after-tax pay that they would like to have contributed to the plan. We deduct that percentage from the participating employees' paychecks. Then, on the last business day of June and December of each year, the funds deducted from participating employees' paychecks are used to purchase our common stock at a discount. The price for shares purchased under the plan is 85% of the lower of the price of our common stock on either:

  . the first business day of January and July of each year; or

  . the last business day of June and December of each year.

   The stock purchased for the participants is credited to separate accounts for each participating employee and held at PaineWebber Incorporated. Employees can elect to sell shares of stock held in their accounts at any time after they have been credited to their accounts.

Reasons for Our Rescission Offer

   Employees who participated in the plan during the purchase period of January 1 through June 30, 1999 bought our stock on June 30, 1999 for $40.1098 per share. Because of administrative problems, the shares of stock the employees in the United States purchased were not allocated to employees' accounts until July 21, 1999. Our stock price fell on July 7, 1999 when we issued a press release announcing that our earnings for the second quarter of 1999 would be below expectations. Our stock price was approximately $55 per share on July 6, 1999 and it fell to approximately $34 per share on July 7, 1999. On July 22, 1999, the day employees could first access the stock they purchased on June 30, 1999, the closing price for our stock was $34.125 per share. Our stock price fell further after July 21, 1999. Consequently, employees who bought shares of our stock under the plan on June 30, 1999 were unable to sell their shares until after July 21, when our stock price had fallen.

   Approximately 5,072 participating employees in the United States purchased our stock on June 30, 1999 under the plan. Those employees purchased approximately 170,000 shares of our stock. The maximum estimated amount that we would be required to pay if all participating employees accept our rescission offer, and if no participating employees previously sold their shares, is approximately $6,818,666, not including interest.

Terms of Our Rescission Offer

   If you are an employee in the United States who purchased shares of our stock under the plan in the purchase period that ended on June 30, 1999, we are offering to either:

  . buy back all the shares of our stock you bought under the plan in that period at a price of $40.1098 per share, plus pay you interest on that amount from June 30, 1999; or

  . if you have already sold the stock you bought under the plan in that period, to pay an amount equal to the difference between the amount you received when you sold the stock, and the amount you paid when you bought the stock, plus interest on that amount from the day you sold the stock.

   The interest rate per annum that we pay you is determined by state law and therefore will depend on your state of residence. Please see Annex II to this prospectus to find the rate of interest we would pay you in this rescission offer, based on your state of residence.

   As of September 27, 1999, the closing sale price for our stock on the New York Stock Exchange was $19.125.

How to Accept or Decline Our Rescission Offer

   YOU ARE NOT REQUIRED TO ACCEPT THIS OFFER. Acceptance of this offer is optional. In the event you elect to accept our offer, you must complete the enclosed Acceptance or Rejection of Rescission Offer form (see Annex I), and
mail or return it to us in care of           , as soon as practicable after you
receive this prospectus. We must receive the form no later than 11:59 p.m.,
Houston, Texas time on             , 1999, which is when the rescission offer
will expire unless we, in our sole discretion, elect to extend the expiration date.

   By completing and signing the Acceptance or Rejection of Rescission Offer form, you agree to waive, release and discharge any claims you may have against us and our officers, directors, employees, affiliates or agents related to the purchase of our stock during the purchase period that ended June 30, 1999, and its allocation to your account, under the plan.

   In addition to submitting a completed and signed Acceptance or Rejection of Rescission Offer form, if you have already sold your shares, you must provide reasonably satisfactory proof that you sold your shares, when they were sold, and the price at which they were sold--such as a confirmation from your broker. If your proof of sale of the shares is not reasonably satisfactory to us, we may ask you to provide us with additional proof. We may also ask you to complete another Acceptance or Rejection of Rescission Offer form if you send us an improperly completed form or if we require additional supporting documentation.

If You Have Questions About Our Rescission Offer

   If you have any questions about our offer, please call                at
                 on weekdays between 9:00 a.m. and 5:00 p.m., Houston, Texas time.

Use of the Stock We Repurchase

   We will use the shares of stock that we repurchase in this rescission offer as shares which will be available for future purchase by employees under the plan or for issuance pursuant to other Waste Management employee benefit plans or for other corporate purposes.

Federal Income Tax Consequences of Our Rescission Offer

   This is a general summary of the federal income tax consequences to you if you elect to accept the offer described in this prospectus. If you are an individual who still holds the shares you purchased under the stock purchase plan in the period ended June 30, 1999 and you elect to exchange the shares you purchased for a cash payment, we will describe you in this section as a "Shareholder Offeree." If you are an individual who has sold the shares you purchased under the plan in the purchase period ended June 30, 1999 and you elect to receive a cash payment to reimburse you for your loss on the sale of those shares, we will describe you in this section as an "Employee Offeree."

   This summary is not a complete analysis of all of the potential tax considerations which might apply to you. Also, it does not discuss all aspects of the federal income tax laws that may apply to you. For example, this summary assumes that you report income and file your federal income tax return using the calendar year rather than a fiscal year ending on a date other than December 31. In addition, this summary does not provide any information with respect to the tax consequences of any applicable state, local or foreign tax laws which might apply to you.

 If You Are A Shareholder Offeree

   If you are a Shareholder Offeree, we believe, based on ruling positions of the Internal Revenue Service in situations in which property is transferred back to the seller in the same taxable year, that you can treat both the purchase and retransfer or resale of those shares back to us as being disregarded for federal income tax purposes. The Internal Revenue Service has ruled in certain circumstances that where a purchase of property by a buyer from a seller is followed by a resale of the property by the buyer to the seller at the same price within the same taxable year, the two transactions can be ignored for federal income tax purposes. However, the interest you will receive pursuant to the terms of the rescission offer will be included in your income for federal income tax purposes.

   Despite the rulings described above, it is possible that the Internal Revenue Service would treat the initial purchase and subsequent resale of your shares to us as two independent transactions. Under those circumstances, the excess of the fair market value of the shares you purchased under the plan on the day the shares were purchased over the purchase price you actually paid for those shares (the difference between $53.75 and $40.1098, or $13.6402 per share) would constitute compensation to you taxable in calendar year 1999. The compensation would be reportable in 1999 because there would have been a disqualifying disposition of your shares under the applicable provisions of the Internal Revenue Code of 1986, as a result of your failure to hold the shares for at least one year. In addition, you would have a short term capital loss equal to the amount of compensation you would report. This capital loss occurs because the amount you receive in the rescission offer ($40.1098) would be less than your adjusted cost basis ($53.75 per share, the sum of what you paid for the shares, $40.1098, and the amount of income you realized, $13.6402). Thus, your capital loss would be $13.6402 (the excess of your basis over the amount you received in the offer), which is also the amount of your compensation.

   Generally, you can deduct against your taxable income up to $3,000 of any short term capital losses you may have which are in excess of your short term capital gains and net long term capital gains in a tax year.

 If You Are An Employee Offeree

   If you are an Employee Offeree, because you already sold the shares you purchased in the purchase period ended June 30, 1999 under the plan, whether or not you elect to accept the offer, you will be required to include in your 1999 federal income tax return compensation equal to the excess of the fair market value of your shares over the price you paid for the shares (the difference between $53.75 and $40.1098, or $13.6402). This is because the shares you purchased under the plan were sold prior to the end of the one year holding period provided under the plan. Such a sale constitutes a disqualifying disposition of those shares under the Internal Revenue Code of 1986. If you do not elect to accept our offer, you will have a short term capital loss on the sale of your stock equal to the excess of the fair market value of the shares you bought ($53.75 per share) over the proceeds you received when you sold your stock. If you do elect to accept our offer, your short term capital loss will be reduced by the amount of the payment you receive from us.

   Generally, you can deduct against your taxable income up to $3,000 of any short term capital losses you may have which are in excess of your short term capital gains and net long term capital gains in a tax year.

 Interest

   If you elect to accept the offer, we will send out 1099-INTERNAL REVENUE SERVICE forms to you which will reflect the amount of interest we have paid you under the offer. You should report this interest on your federal income tax return for 1999.

 All Offerees Should Consult Their Tax Advisors

   Because:

  . the proper federal income tax treatment of the acceptance of the offer is not well settled; and

  . the Internal Revenue Service may disagree with the federal income tax consequences to you described above; and

  . due to the complexity of the application of the rules described above,

if you elect to accept the offer, you should consult your own tax advisor with respect to the federal income tax consequences of accepting the offer. You should also consult your tax advisor about any state, local or foreign income tax consequences attributable to your acceptance. If you are a Shareholder Offeree and you elect to report no gain or loss in connection with your acceptance of the offer, you should consider reporting on your 1999 federal income tax return the rescission offer transaction as well as the purchase of your shares under the plan to avoid any penalties which might be applied by the Internal Revenue Service because of the failure to report in your 1999 federal income tax return any compensation resulting from your acceptance of the offer.

Funding Our Rescission Offer

   We have sufficient funds on hand to pay all amounts we will be obligated to pay under the offer.

                                    EXPERTS

   The audited consolidated financial statements for the year ended December 31, 1998 appearing in Waste Management's Current Report on Form 8-K dated September 16, 1999 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In their report, that firm states that, with respect to USA Waste Services, Inc. and its Subsidiaries, its opinion is based on reports of other auditors, namely PricewaterhouseCoopers LLP. The financial statements of Waste Management referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

   The audited consolidated financial statements of USA Waste Services, Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996, not separately incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Waste Management, Inc., have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

                                                                         Annex I

                             WASTE MANAGEMENT INC.

                  ACCEPTANCE OR REJECTION OF RESCISSION OFFER

                               ----------------

                    INSTRUCTIONS FOR ACCEPTANCE OR REJECTION
                              OF RESCISSION OFFER

   Please follow the instructions below in order to accept or reject the offer to rescind purchases of the common stock of Waste Management, Inc. (the "Company") purchased pursuant to the Company's Employee Stock Purchase Plan (the "Plan") during the Plan offering period from January 1, 1999 to June 30, 1999 (the "Purchased Stock").

To Persons Who Wish to Accept the Rescission Offer:

   Please read this entire form carefully. If you wish to accept the offer, complete all portions of this form. Return the properly completed and signed form, and all the other materials described therein, so that the Company
receives them before 11:59 p.m., Houston, Texas time on               , 1999,
the date the offer will expire, unless the Company in its sole discretion elects to extend the termination date.

To Persons Who Do Not Wish to Accept the Rescission Offer:

   Please read this entire form carefully. If you do not wish to accept the offer, the Company requests that you complete Part I of this form (which includes the Release described below), titled "Acceptance/Rejection of Rescission Offer and Release," and return the properly completed and executed
Part I of this form so that the Company receives it before 11:59 p.m., Houston,
Texas time on               , 1999, the date the offer will expire, unless the
Company in its sole discretion elects to extend the expiration date. You do not need to complete the other portions of this form.

Certain Consequences of Granting the Release

   All persons who accept the offer will also be required to execute and deliver to the Company the release included in Part I of this form, under which the holder of Purchased Stock agrees to waive, release and discharge all claims that the holder may have against the Company and its officers, directors, employees, affiliates or agents relating to the sale of the Purchased Stock to the holder and its allocation to the holder's Plan account (the "Release"). In addition, the Company is requesting that persons who wish to reject the offer also execute and deliver the Release to the Company.

   By executing and returning the Release to the Company, you agree to waive, release and discharge all claims described above that you may have against the Company and its officers, directors, employees, affiliates or agents. However, with respect to the Securities Act of 1933 (the "Securities Act"), the Company has been advised that in the opinion of the Securities and Exchange Commission, a release of any liability under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, in addition to asserting any other defenses available to it, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether the release of any liability under the Securities Act is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   You are advised to consult your legal counsel before accepting or rejecting the rescission offer and granting the Release to be fully informed about the risks and consequences attached to either choice.

                    ACCEPTANCE/REJECTION OF RESCISSION OFFER

To: Waste Management, Inc.
  c/o


  Attention:

Ladies and Gentlemen:

   The undersigned acknowledges receipt of the prospectus dated             ,
1999, of Waste Management, Inc. (the "Company"), together with the Annexes thereto (the "Prospectus"), pursuant to which the Company offers, upon the terms and conditions set forth herein and in the Prospectus, to rescind sales (the "Offer") of its shares of common stock, par value $.01 per share ("Common Stock") to employees in the United States who purchased Common Stock under the Waste Management, Inc. Employee Stock Purchase Plan (the "Plan") during the purchase period under the Plan that began on January 1, 1999 and ended on June 30, 1999 (such stock, the "Purchased Stock").

                                     PART I

                    ACCEPTANCE/REJECTION OF RESCISSION OFFER
                                  AND RELEASE

   The undersigned has received the prospectus dated            , 1999 relating
to the Offer by the Company. The undersigned hereby waives, releases and forever discharges the Company and its officers, directors, employees, affiliates or agents, and their heirs, personal representatives, successors and assigns from all claims that the undersigned had, has or will have against any or all of them in any way connected or related, directly or indirectly, with the undersigned's purchase of the Purchased Stock during the purchase period under the Plan ended June 30, 1999, and the allocation of such Purchased Stock to the undersigned's account under the Plan. The undersigned acknowledges that this Release is a full and complete acknowledgment, release and satisfaction of all rights, costs, liabilities and other claims in connection with the matters set forth in this Release.

  [_]The undersigned accepts the terms of the Offer in accordance with this form, the Prospectus and other accompanying Offer documents, including this Release.

  [_]The undersigned rejects the terms of the Offer and grants the Release.

                                          _____________________________________
Date: ________________________ , 1999     Signature


(Please sign your name or, if the         _____________________________________
Purchased Stock is jointly owned,         Printed Name
names. Print your name(s),
address(es) and telephone number(s)
also. When signing as attorney,
executor, administrator or
beneficial owner, please give your
title.)

                                          _____________________________________

                                          _____________________________________
                                          Address

                                          _____________________________________
                                          City, State, Zip Code

                                          (   )
                                          _____________________________________
                                          Telephone Number

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Printed Name

                                          _____________________________________

                                          _____________________________________
                                          Address

                                          _____________________________________
                                          City, State, Zip Code

                                          (   )
                                          _____________________________________
                                          Telephone Number

                                    PART II

                 PURCHASE OR REIMBURSEMENT FOR PURCHASED SHARES

   The undersigned, upon the terms and conditions set forth in the Prospectus and in this form, hereby elects to:

(Please indicate your election below by marking the appropriate boxes.)

  Box 1 [_] have the Company repurchase all of my shares of Purchased Stock pursuant to the Offer directly from my Plan account with PaineWebber Incorporated.

  Box 2 [_] have the Company reimburse me for an amount equal to the difference between (i) the aggregate price for which I sold any Purchased Stock, and (ii) the aggregate price I paid to purchase such Purchased Stock. I have attached to this form proof of the price at which I sold my Purchased Stock and when I sold it.

   Please provide the information requested below, where applicable to the method you selected above for accepting the Offer (Please remember that Purchased Stock refers only to shares you purchased under the Plan during the purchase period that began on January 1, 1999 and ended on June 30, 1999.)

                                             Aggregate Price
Total Number of                               for Purchased
   Purchased          Plan Account                Stock                Date Shares
    Shares               Number              Previously Sold              Sold
- ---------------       ------------           ---------------           -----------
                                             (fill in if you         (fill in if you
                                             checked Box 2)          checked Box 2)




  *If you need additional space, please continue on a separate sheet and attach it to this form.

                                    PART III

                               STATE OF RESIDENCE

   The undersigned was a bona fide resident of the State of
at the time the undersigned acquired the shares of Purchased Stock listed in
Part II, and today is a bona fide resident of the State of                  .

                                    PART IV

                 SUBMITTING THE ACCEPTANCE/REJECTION OFFER FORM

   1. Guarantees of Signatures. Except as set forth below, signatures on the Acceptance or Rejection of Rescission Offer form need not be guaranteed.

   2. Delivery of Acceptance or Rejection of Rescission Offer Forms and Certificates. Persons accepting the Offer must properly complete and duly execute and mail or deliver this Acceptance or Rejection of Rescission Offer form, together with any documents required by this form to Waste Management,
Inc., c/o                                                     . IN ORDER TO
ACCEPT THE RESCISSION OFFER, ALL MATERIALS MUST BE RECEIVED BY THE COMPANY NO
LATER THAN 11:59 P.M., HOUSTON, TEXAS TIME, ON             , 1999.

   The Company reserves the absolute right to reject any and all surrenders of shares of Purchased Stock (i) that are not in proper form or otherwise not valid or (ii) the acceptance of which would be, in the opinion of the Company's counsel, unlawful. The Company's interpretation of the terms and conditions of the Offer, this Acceptance or Rejection of Rescission Offer form and the Instructions thereto will be final and binding. The Company reserves the absolute right to waive any defect or irregularity in the surrender of shares of Purchased Stock.

   3. Signatures on the Acceptance or Rejection of Rescission Offer Form. If this Acceptance or Rejection of Rescission Offer form is signed by a person other than the holder of the Purchased Stock, such signature must be guaranteed.

   4. Questions and Requests for Assistance or Additional Copies. Questions and
requests for assistance may be directed to                     , at the address
and telephone number set forth in the Prospectus.

   I/we hereby accept the Offer for the Purchased Stock described in Part II of this form and grant the Release on the terms and condition set forth in the Prospectus and in this form. I/we certify that the Purchased Stock listed in
Part II of this form constitutes all of the undersigned's Purchased Stock. If I/we have not previously sold such shares of Purchased Stock, I/we understand and agree that as a result of such acceptance, I/we will no longer hold the shares of Purchased Stock in the Company. I/we direct that all payments be made to the undersigned at the address set forth below.



_____________________________________     _____________________________________
Name (Please Print)

                                          Signature

_____________________________________     _____________________________________
Additional Holder's Name (Please
Print)

                                          Signature

_____________________________________     ______________________________ , 1999
Street Address

                                          Date

_____________________________________     _____________________________________
City, State and Zip Code of               Social Security or Taxpayer
Residence                                 Identification Number

   THIS FORM SHOULD BE MAILED TO THE COMPANY AS SOON AS PRACTICABLE, BUT IN NO EVENT MAY IT BE RECEIVED BY THE COMPANY LATER THAN THE EXPIRATION DATE OF THIS
RESCISSION OFFER, WHICH IS 11:59 P.M., HOUSTON, TEXAS TIME ON            ,
1999.

                                                                        Annex II

                           STATE LEGAL INTEREST RATES

      STATE                               LEGAL INTEREST RATE
      -----                               -------------------
      Alabama............................    6%
      Alaska.............................    6% before 10/1/99, 8% after 10/1/99
      Arizona............................   10%
      Arkansas...........................    6%
      California.........................    7%
      Colorado...........................    8%
      Connecticut........................    6%
      Delaware...........................    5% + Federal Discount Rate
      District of Columbia...............    6%
      Florida............................   12%
      Georgia............................    6%
      Hawaii.............................   10%
      Idaho..............................    6%
      Illinois...........................   10%
      Indiana............................    8%
      Iowa...............................   10%
      Kansas.............................   15%
      Kentucky...........................    8%
      Louisiana..........................   12%
      Maine..............................    8%
      Maryland...........................    6%
      Massachusetts......................    6%
      Michigan...........................    6%
      Minnesota..........................    6%
      Mississippi........................    6%
      Missouri...........................    8%
      Montana............................   10%
      Nebraska...........................    6%
      Nevada.............................   12%
      New Hampshire......................   10%
      New Jersey.........................    6%
      New Mexico......................... 8.75%
      New York...........................   16%
      North Carolina.....................    8%
      North Dakota.......................    6%
      Ohio...............................    8%
      Oklahoma...........................   10%
      Oregon.............................    9%
      Pennsylvania.......................    6%
      Rhode Island.......................   12%
      South Carolina.....................    6%
      South Dakota.......................    1% per month
      Tennessee..........................   10%
      Texas..............................    6%
      Utah...............................   12%
      Vermont............................   12%
      Virginia...........................    6%
      Washington.........................    8%
      West Virginia......................    6%
      Wisconsin..........................    5%
      Wyoming............................    6%

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth all expenses in connection with the rescission offer. All amounts shown below are estimates, except the registration fee:

      Registration fee of Securities and Exchange Commission........... $ 1,896
      Accountants' fees and expenses................................... $ 5,000
      Legal fees and expenses.......................................... $50,000
      Printing fees.................................................... $ 5,000
      Miscellaneous.................................................... $13,104
                                                                        =======
          Total........................................................ $75,000

Item 15. Indemnification of Directors and Officers.

   Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "Waste Management Charter") contains a provision which eliminates directors' personal liability as set forth above.

   The Waste Management Charter and the Bylaws of Waste Management provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the DGCL.
Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

   Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent has no reasonable cause to believe that his or her conduct was unlawful.

   Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 of the DGCL further provides that, to the extent that a director of officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 of the DGCL is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

   The Registrant has entered into Indemnification Agreements with certain of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amount paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Registrant), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Registrant or serving at the request of the Registrant as a director, officer, employee, fiduciary or representative of another enterprise. Such Indemnification Agreements also provide that the Registrant, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to Indemnification.

Item 16. Exhibits.

 4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K dated July 16, 1998).

 4.2  Restated Bylaws (incorporated by reference to Exhibit 3 of the
      Registrant's Quarterly Report on Form 10-Q for the quarterly period ended
      June 30, 1999).

 4.3  Specimen Common Stock Certificate (incorporated by reference to Exhibit
      4.1 to the Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1998).

 23.1 Consent of Arthur Anderson LLP

 23.2 Consent of PricewaterhouseCoopers LLP

 99 USA Waste Services, Inc. 1997 Employee Stock Purchase Plan (incorporated by reference to Appendix D to the Company's Registration Statement on Form S-4 (File No. 333-31979)).

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (a) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
  1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 27th day of September, 1999.

                                          WASTE MANAGEMENT, INC.

                                          /s/ Robert S. Miller
                                          _____________________________________
                                          By: Robert S. Miller
                                          Its: Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Miller, Ralph V. Whitworth and Bryan
J. Blankfield and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of September, 1999.


                 Signature                                     Title
                 ---------                                     -----


            Ralph V. Whitworth              Chairman of the Board (Principal Executive
___________________________________________   Officer)
            Ralph V. Whitworth

             Robert S. Miller               President, Chief Executive Officer and
___________________________________________   Director
             Robert S. Miller

             Donald R. Chappel              Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
             Donald R. Chappel                Officer)

              Bruce E. Snyder               Vice President and Chief Accounting Officer
___________________________________________   (Principal Accounting Officer)
              Bruce E. Snyder

             H. Jesse Arnelle               Director
___________________________________________
             H. Jesse Arnelle


                                            Director
___________________________________________
         Pastora San Juan Cafferty

                                            Director
___________________________________________
               John E. Drury

             Roderick M. Hills              Director
___________________________________________
             Roderick M. Hills

             Richard D. Kinder              Director
___________________________________________
             Richard D. Kinder

             Paul M. Montrone               Director
___________________________________________
             Paul M. Montrone

               John S. Pope                 Director
___________________________________________
               John S. Pope

            Steven G. Rothmeier             Director
___________________________________________
            Steven G. Rothmeier

              Jerome B. York                Director
___________________________________________
              Jerome B. York

                               INDEX TO EXHIBITS

     Exhibit                            Exhibit
       No.                              -------
     -------
        4.1  Restated Certificate of Incorporation, as amended
              (incorporated by reference to Exhibit 3.2 of the
              Registrant's Current Report on Form 8-K dated July 16,
              1998).
        4.2  Restated Bylaws (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the
              quarterly period ended June 30, 1999)
        4.3  Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form
              10-K for the year ended December 31, 1998).
       23.1  Consent of Arthur Andersen LLP
       23.2  Consent of PricewaterhouseCoopers LLP
      99     USA Waste Services, Inc. 1997 Employee Stock Purchase Plan
              (incorporated by reference to Appendix D to the Company's
              Registration Statement on Form S-4 (File No. 333-31979)).